Exhibit 99.1

Icahn Enterprises L.P. Reports Fourth Quarter and Full Year 2020 Financial Results

•	Fourth quarter net income attributable to Icahn Enterprises of $146 million, or $0.61 per depositary unit

•	Board approves quarterly distribution of $2.00 per depositary unit

Sunny Isles Beach, Fla, February 26, 2021 -- Icahn Enterprises L.P. (Nasdaq:IEP) is reporting fourth quarter 2020 revenues of $2.8 billion and net income attributable to Icahn Enterprises of $146 million, or $0.61 per depositary unit. For the three months ended December 31, 2019, revenues were $2.6 billion and net loss attributable to Icahn Enterprises was $157 million, or a loss of $0.74 per depositary unit, including a loss of $149 million from continuing operations, or a loss of $0.70 per depositary unit. For the three months ended December 31, 2020, Adjusted EBITDA attributable to Icahn Enterprises was $420 million compared to $111 million for the three months ended December 31, 2019. For the three months ended December 31, 2020, Adjusted EBIT attributable to Icahn Enterprises was $328 million compared to $22 million for the three months ended December 31, 2019.

For the year ended December 31, 2020, revenues were $6.1 billion and net loss attributable to Icahn Enterprises was $1.7 billion, or a loss of $7.33 per depositary unit. For the year ended December 31, 2019, revenues were $9.0 billion and net loss attributable to Icahn Enterprises was $1.1 billion, or a loss of $5.38 per depositary unit, including a loss of $1.1 billion from continuing operations, or $5.23 per depositary unit. For the year ended December 31, 2020, Adjusted EBITDA attributable to Icahn Enterprises was $(738) million compared to $(462) million for the year ended December 31, 2019. For the year ended December 31, 2020, Adjusted EBIT attributable to Icahn Enterprises was $(1.1) billion compared to $(818) million for the year ended December 31, 2019.

On February 24, 2021, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $2.00 per depositary unit, which will be paid on or about April 28, 2021 to depositary unitholders of record at the close of business on March 26, 2021. Depositary unitholders will have until April 16, 2021 to make an election to receive either cash or additional depositary units; if a holder does not make an election, it will automatically be deemed to have elected to receive the distribution in additional depositary units. Depositary unitholders who elect to receive (or are deemed to have elected to receive) additional depositary units will receive units valued at the volume weighted average trading price of the units on Nasdaq during the 5 consecutive trading days ending April 23, 2021. No fractional depositary units will be issued pursuant to the distribution payment. Icahn Enterprises will make a cash payment in lieu of issuing fractional depositary units to any holders electing to receive depositary units. Any holders that would only be eligible to receive a fraction of a depositary unit based on the above calculation will receive a cash payment. For distributions declared by the Board in prior quarters, the default election (for holders that did not make an election) was a cash distribution. The default election (for holders that do not make an election) for the distribution to be paid on or about April 28, 2021 will be a distribution paid in additional depository units, a change from prior quarters.

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Icahn Enterprises L.P., a master limited partnership, is a diversified holding company engaged in eight primary business segments: Investment, Energy, Automotive, Food Packaging, Metals, Real Estate, Home Fashion and Pharma.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to the severity, magnitude and duration of the COVID-19 pandemic and its impact on the global economy, financial markets and industries in which our subsidiaries operate; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, declines in the fair value of our investments as a result of the COVID-19 pandemic, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our energy business, including the volatility and availability of crude oil, declines in global demand for crude oil, refined products and liquid transportation fuels as a result of the COVID-19 pandemic, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the COVID-19 pandemic; risks related to our food packaging activities, including competition from better capitalized competitors, inability of suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In millions, except per unit amounts)
Revenues:
Net sales	$1,865	$2,351	$6,815	$9,722
Other revenues from operations	148	162	608	666
Net gain (loss) from investment activities	731	37	(1,421)	(1,931)
Interest and dividend income	34	73	169	265
(Loss) gain on disposition of assets, net	(22)	(3)	(17)	253
Other (loss) income, net	(4)	3	(31)	19
	2,752	2,623	6,123	8,994
Expenses:
Cost of goods sold	1,777	2,116	6,320	8,205
Other expenses from operations	119	109	487	528
Selling, general and administrative	302	349	1,191	1,375
Restructuring, net	2	3	10	18
Impairment	5	1	11	2
Interest expense	171	162	688	605
	2,376	2,740	8,707	10,733
Income (loss) before income tax (expense) benefit	376	(117)	(2,584)	(1,739)
Income tax (expense) benefit	(2)	(32)	116	(20)
Income (loss) from continuing operations	374	(149)	(2,468)	(1,759)
Loss from discontinued operations	—	(8)	—	(32)
Net income (loss)	374	(157)	(2,468)	(1,791)
Less: net income (loss) attributable to non-controlling interests	228	—	(815)	(693)
Net income (loss) attributable to Icahn Enterprises	$146	$(157)	$(1,653)	$(1,098)

Net income (loss) attributable to Icahn Enterprises from:
Continuing operations	$146	$(149)	$(1,653)	$(1,066)
Discontinued operations	—	(8)	—	(32)
	$146	$(157)	$(1,653)	$(1,098)
Net income (loss) attributable to Icahn Enterprises allocated to:
Limited partners	$143	$(154)	$(1,620)	$(1,076)
General partner	3	(3)	(33)	(22)
	$146	$(157)	$(1,653)	$(1,098)

Basic and diluted income (loss) per LP unit:
Continuing operations	$0.61	$(0.70)	$(7.33)	$(5.23)
Discontinued operations	—	(0.04)	—	(0.15)
Basic and diluted income (loss) per LP unit	$0.61	$(0.74)	$(7.33)	$(5.38)
Basic and diluted weighted average LP units outstanding	233	208	221	200
Cash distributions declared per LP unit	$2.00	$2.00	$8.00	$8.00

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
	2020	2019
	(In millions)
ASSETS
Cash and cash equivalents	$1,699	$3,794
Cash held at consolidated affiliated partnerships and restricted cash	1,592	1,151
Investments	8,913	9,945
Due from brokers	3,437	858
Accounts receivable, net	502	483
Inventories, net	1,580	1,795
Property, plant and equipment, net	4,228	4,454
Unrealized gain on derivative contracts	785	182
Goodwill	298	282
Intangible assets, net	660	431
Other assets	1,293	1,264
Total Assets	$24,987	$24,639
LIABILITIES AND EQUITY
Accounts payable	$738	$945
Accrued expenses and other liabilities	1,586	1,453
Deferred tax liabilities	569	639
Unrealized loss on derivative contracts	639	1,224
Securities sold, not yet purchased, at fair value	2,521	1,190
Due to brokers	1,618	54
Debt	8,059	8,192
Total liabilities	15,730	13,697

Equity:
Limited partners	4,235	6,268
General partner	(853)	(812)
Equity attributable to Icahn Enterprises	3,382	5,456
Equity attributable to non-controlling interests	5,875	5,486
Total equity	9,257	10,942
Total Liabilities and Equity	$24,987	$24,639

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings from continuing operations before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the depositary units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The Nasdaq Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the depositary units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

	December 31,	December 31,
	2020	2019
	(In millions)(Unaudited)
Market-valued Subsidiaries and Investments:
Holding Company interest in Investment Funds(1)	$4,283	$4,296
CVR Energy(2)	1,061	2,879
Tenneco(2)	292	386
Total market-valued subsidiaries and investments	$5,636	$7,561

Other Subsidiaries:
Viskase(3)	$285	$84
Real Estate Holdings(1)	440	474
PSC Metals(1)	128	156
WestPoint Home(1)	141	147
Vivus(1)	262	-
Icahn Automotive Group(1)	1,554	1,750
Total other subsidiaries	$2,810	$2,611
Add: Other Holding Company net assets(4)	(12)	186
Indicative Gross Asset Value	$8,434	$10,358
Add: Holding Company cash and cash equivalents(4)	925	3,006
Less: Holding Company debt(4)	(5,811)	(6,297)
Indicative Net Asset Value	$3,548	$7,067

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, expressed or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents equity attributable to us as of each respective date.
(2)	Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3)	Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended December 31, 2020 and December 31, 2019.
(4)	Holding Company’s balance as of each respective date.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In millions)(Unaudited)
Adjusted EBITDA
Net income (loss)	$374	$(149)	$(2,468)	$(1,759)
Interest expense, net	169	150	670	545
Income tax expense (benefit)	2	32	(116)	20
Depreciation, depletion and amortization	131	130	510	519
EBITDA before non-controlling interests	676	163	(1,404)	(675)
Impairment of assets	5	1	11	2
Restructuring costs	2	3	10	18
Non-service cost of U.S. based pension	-	-	-	2
(Gain) loss on disposition of assets, net	17	2	10	(249)
Other	26	22	119	59
Adjusted EBITDA before non-controlling interests	$726	$191	$(1,254)	$(843)

Adjusted EBITDA attributable to IEP
Net income (loss)	$146	$(149)	$(1,653)	$(1,066)
Interest expense, net	124	114	499	428
Income tax expense (benefit)	9	28	(80)	(7)
Depreciation, depletion and amortization	92	89	352	356
EBITDA attributable to IEP	371	82	(882)	(289)
Impairment of assets	5	1	11	2
Restructuring costs	2	3	10	16
Non-service cost of U.S. based pension	-	-	-	2
(Gain) loss on disposition of assets, net	17	2	10	(249)
Other	25	23	113	56
Adjusted EBITDA attributable to IEP	$420	$111	$(738)	$(462)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In millions)(Unaudited)
Adjusted EBIT
Net income (loss)	$374	$(149)	$(2,468)	$(1,759)
Interest expense, net	169	150	670	545
Income tax expense (benefit)	2	32	(116)	20
EBIT before non-controlling interests	545	33	(1,914)	(1,194)
Impairment of assets	5	1	11	2
Restructuring costs	2	3	10	18
Non-service cost of U.S. based pension	-	-	-	2
(Gain) loss on disposition of assets, net	17	2	10	(249)
Other	26	22	119	59
Adjusted EBIT before non-controlling interests	$595	$61	$(1,764)	$(1,362)

Adjusted EBIT attributable to IEP
Net income (loss)	$146	$(149)	$(1,653)	$(1,066)
Interest expense, net	124	114	499	428
Income tax expense (benefit)	9	28	(80)	(7)
EBIT attributable to IEP	279	(7)	(1,234)	(645)
Impairment of assets	5	1	11	2
Restructuring costs	2	3	10	16
Non-service cost of U.S. based pension	-	-	-	2
(Gain) loss on disposition of assets, net	17	2	10	(249)
Other	25	23	113	56
Adjusted EBIT attributable to IEP	$328	$22	$(1,090)	$(818)

Investor Contacts:

SungHwan Cho, Chief Financial Officer

(305) 422-4000